Exhibit 16.2

                                Ernst & Young LLP
                               1111 Summer Street
                           Stamford, Connecticut 06905
                              Phone: (203) 674-3000
                               Fax: (203) 674-3001
                                   www.ey.com


June 4, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated June 4, 2003 of Morgan Group Holding Co. and are in agreement with the statements contained on page 1 therein, other than with respect to the last sentence of the second paragraph for which we have no basis to agree or disagree with such statement.


                                                           /s/ Ernst & Young LLP